Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2026, relating to the consolidated financial statements of Fort Technology Inc, appearing in Amendment No. 1 to Registration Statement on Form 20-F of Fort Technology Inc filed with the SEC on May 1, 2026.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 19, 2026